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                              EMPLOYMENT AGREEMENT


         This Agreement dated as of March 22, 1999, is between Galileo Corporation ("the "Company"), a Delaware corporation with its principal offices at Galileo Park, P.O. Box 550, Sturbridge, MA 01566, and Ralf Faber (the "Executive") residing at Kapellenhof 6, Freinsheim, Germany. The parties desire to set forth the terms and conditions of the Executive's future employment as an executive officer of the Company's wholly-owned subsidiary Optical Filter Corporation ("OFC").

         Accordingly, the parties hereto agree as follows:

         1. EMPLOYMENT OF EXECUTIVE. Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive, and Executive agrees to serve the Company, as the President and Chief Executive Officer of OFC reporting to the President and Chief Executive of the Company (the "President") with such specific duties as may be assigned to the Executive from time to time by the President for a period of three years commencing on the date on which Executive's employment commences, unless earlier terminated as herein provided. The Executive's employment with the Company will commence on July 1, 1999. Neither the Company nor Executive shall have any obligation to continue employment after the term hereof. If Executive remains employed after the term hereof, Executive's employment and compensation shall be at will and may be terminated, with or without cause and with or without notice, at any time at the option of the Company or Executive.

         2. COMPENSATION. For all services to be rendered by Executive to the Company pursuant to this Agreement, the Company shall pay to and provide the Executive with the following compensation and benefits:

                  (a) SALARY. The Company shall pay to Executive a base salary at the rate of $175,000 per year, payable in substantially equal installments no less often than biweekly.

                  (b) BONUS. The Company shall pay to Executive an annual bonus not to exceed 30% of Executive's annual Salary as defined in paragraph 2(a) above based on to what degree the Executive has met specific objectives which have been mutually agreed to between the Executive and the President, before the start of the year for which the bonus is to be paid.

                  (c) STOCK OPTIONS. The Executive will be eligible to participate in the Company's Employee Stock Option Plan. Subject to approval by the Compensation Committee of the Company's Board of Directors, the Executive will be granted an option to buy 25,000 shares of the Company's Common Stock, subject to the provisions of the Employee Stock Option Plan and such other terms and conditions as may be determined by the Compensation Committee of the Board of Directors.

                  (d) RELOCATION EXPENSES. The Company will reimburse the Executive the reasonable expenses of relocating himself, his immediate family (defined for this purpose as his wife and children) and his household goods (excluding any automobile, boat or similar



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extraordinary item) from his present residence to a location within a reasonable distance from the Executive's place of employment. It is understood that such relocation expenses will include the reasonable expenses associated with selling the Executive's currently owned residence (if any) and will include the expenses of buying a residence within a reasonable distance of the Executive's place of employment with the Company, provided, however, that such housing-related expenses will not exceed $10,000 and further provided that such latter residence be purchased within one year of the Executive's start of employment. In addition, the Company will pay to the Executive a one-time lump sum of $3,000 to cover the incidental expenses of relocating.

                  (e) TEMPORARY LIVING EXPENSES. The Company will reimburse the Executive reasonable temporary living expenses for a maximum of six months starting on the date his employment with the Company commences and continuing during such time that the Executive's immediate family (as defined herein) is still residing at the Executive's current residence. Such expenses are not to exceed $3,000 per month. During the period that the Executive is receiving such Temporary Living Expenses, the Company will reimburse the Executive for the cost of round-trip tourist or economy class air travel between the Executive's place of employment with the Company and his current residence, with such trips not to exceed one trip every two months on average.

                  (f) PARTICIPATION IN BENEFIT PLANS. Executive shall be entitled to participate in all employee benefit plans or programs of OFC to the extent eligible. The Company and OFC do not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto, provided that Executive shall receive benefits at least comparable to the benefits currently provided by OFC to all full-time executives.

                  (g) EXPENSES. The Company shall reimburse Executive for ordinary and necessary business expenses in accordance with the general corporate policy of the Company or OFC from time to time in effect.

             3. VISA AND/OR WORK PERMIT. The Company will make reasonable efforts to assist the Executive to obtain the necessary visa, work permit or other documentation (the "Documentation") required by the Executive for him to be legally employed by the Company. The Company further agrees to assist the Executive in obtaining the Documentation starting as soon as practical after the date of this Agreement and will reimburse the Executive for the reasonable cost incurred by him to obtain such Documentation, provided, however, that the maximum amount of such reimbursement is limited to $7,500. The Company does not provide any assurance that such Documentation will be obtained. If the Executive is unable to obtain such Documentation by the Executive's anticipated starting date of employment referred to in Section 1 above, this Employment Agreement becomes null and void.

         4.  TERMINATION.

                  (a) EARLY TERMINATION. Executive's employment hereunder shall terminate prior to the expiration of the term specified in Section 1:



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                           (i) upon Executive's death or inability by reason of
physical or mental impairment to perform substantially all of Executive's services as contemplated herein for 60 days or more within any six-month period;

                           (ii) by the Company for cause in the event of (i)
Executive's willful failure to follow the reasonable directions of the President or otherwise perform Executive's duties hereunder (other than as a result of physical or mental impairment) after written notice of such failure in reasonable detail is given to Executive by the Company or (ii) intentional or grossly negligent conduct by Executive that is materially injurious to OFC or the Company as reasonably determined by the President, which conduct continues after written notice thereof in reasonable detail is given to Executive; or

                           (iii) by the Company without cause, subject to
payment of the amounts specified in Section 4(b).

                  (b) SEVERANCE. If Executive's employment is terminated by the Company without cause (as defined in Section 4(a)(iii)), the Company will pay Executive as severance an amount at the rate of the salary specified in Section 2(a) of this Agreement for the balance of the term of this Agreement. If Executive's employment is terminated for any other reason, the Company will pay Executive an amount equal to Executive's then current salary through the date of termination.

         5. CONFIDENTIAL INFORMATION, INVENTIONS AND NONCOMPETITION.

                  (a) CONFIDENTIAL INFORMATION. During the course of Executive's employment, Executive may have become or will become aware of information relating to the operations or business affairs of OFC or the Company that is treated by them as confidential or proprietary ("Confidential Information"). Executive acknowledges that OFC or the Company is and shall at all times remain the sole owners of the Confidential Information and of all intellectual property rights relating thereto, and Executive agrees not to publish or otherwise disclose or make available to any third party any Confidential Information and not to use any Confidential Information for Executive's own benefit or for the benefit of any third party. Upon termination of this Agreement, or at any time upon the Company's request, Executive will return to the Company all copies of Confidential Information in Executive's possession or under Executive's control.

         Confidential Information does not include information which (a) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this agreement by Executive, (b) is generally disclosed to third parties by OFC or the Company without restriction on such third parties, or (c) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all available protection and reasonable advance notice is given to OFC or the Company.

                  (b) OWNERSHIP OF INVENTIONS. Any invention, discovery, new product or business opportunity made, discovered or reduced to practice by Executive (whether alone or with others) in the course of performing services for OFC or the Company or arising directly from Confidential Information acquired by Executive ("Invention") will be the exclusive property of OFC or the Company, and OFC or the Company may use or pursue any of them without restriction or additional compensation to Executive.



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         To the extent any Invention results in a patentable, copyrightable or other proprietary invention, Executive hereby assigns and agrees to assign to the Company all of Executive's right, title and interest in and to any such invention. Executive agrees to cooperate fully in obtaining patent, copyright or other proprietary protection for any such invention, all in the name of the Company and at the Company's cost and expense, and to execute and deliver all requested applications, assignments and other documents and take such other measures as the Company may reasonably request in order to perfect and enforce the Company's rights therein (including transfer of possession to the Company of all inventions embodied in tangible materials).

                  (c) NONCOMPETITION. Executive agrees that as long as he is employed by the Company and for two years after termination of his employment with the Company for any reason, Executive will not, directly or indirectly, except as a passive investor in publicly held companies, engage in competition with OFC or the Company or any of the Company's subsidiaries, or own or control any interest in, or act as a director, officer or employee of, or consultant to any firm, corporation or institution directly or indirectly engage in competition with OFC, the Company or any of the Company's subsidiaries.

         6.  MISCELLANEOUS.

                  (a) REMEDIES. Executive agrees that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of OFC and the Company and are reasonable for such purpose. Executive agrees that any breach of this Agreement will cause the Company substantial and irreparable damage, and, therefore, in the event of any such breach, in addition to such other remedies as may be available, OFC or the Company shall have the right to seek specific performance and injunctive relief without bond.

                  (b) NOTICES. Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed) or by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or on the third business day (or the tenth business day if such communication is addressed to a country other than the country from which it originated) after being sent by registered or certified mail (postage prepaid, return receipt requested), addressed, if to the Company, to the attention of the President, Galileo Corporation, Galileo Park, P.O. Box 550, Sturbridge, Massachusetts 01566 (fax number (508) 347-2270), or to such other address as the Company may designate in writing at any time or from time to time to the Executive, and if to the Executive, to the most recent address on file with the Company.

                  (c) INTEGRATION. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding relating to Executive's employment with or compensation by OFC or the Company. This Agreement may not be amended, supplemented or otherwise modified except in writing signed by the parties hereto.

                  (d) BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, assigns, heirs and personal representatives.

                  (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



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                  (f) SEVERABILITY. If any provision hereof shall for any reason be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall for any reason be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

                  (g) GOVERNING LAW. This Agreement shall be governed by the laws of Massachusetts without regard to its conflict of laws principles.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first stated above.


                                      GALILEO CORPORATION


                                      By: /s/ W. Kip Speyer
                                          -------------------------------------
                                          W. Kip Speyer
                                          President and Chief Executive Officer


                                      OPTICAL FILTER CORPORATION


                                      By: /s/ John F. Blais, Jr.
                                          -------------------------------------
                                          John F. Blais, Jr.
                                          President and Chief Executive Officer


                                      /s/ Ralf Faber
                                      ---------------------------------
                                      Ralf Faber